Exhibit 1

JOINT FILING AGREEMENT

Phoenix Education Partners, Inc.

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby confirm the agreement by and among them to the joint filing on behalf of them of the Statement on Schedule 13G and any and all further amendments thereto, with respect to the securities of the above referenced issuer, and that this Agreement be included as an Exhibit to such filing. This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same Agreement.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February [●], 2026.

Apollo Principal Holdings A GP, Ltd.

By:	/s/ James Elworth
Name:	James Elworth
Title:	Vice President

AP VIII Socrates Holdings, L.P.

By:	AP VIII Socrates Holdings GP, LLC
its general partner

	By:	/s/ James Elworth
	Name:	James Elworth
	Title:	Vice President

AP VIII Socrates Holdings GP, LLC

By:	/s/ James Elworth
Name:	James Elworth
Title:	Vice President

Apollo Advisors VIII, L.P.

By:	Apollo Capital Management VIII, LLC
its general partner

	By:	/s/ James Elworth
	Name:	James Elworth
	Title:	Vice President

Apollo Capital Management VIII, LLC

By:	/s/ James Elworth
Name:	James Elworth
Title:	Vice President

APH Holdings, L.P.

By:	Apollo Principal Holdings A GP, Ltd.,
its general partner

	By:	/s/ James Elworth
	Name:	James Elworth
	Title:	Vice President